                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arch Coal, Inc, of our reports dated February 23, 2005, with respect to the consolidated financial statements of Arch Coal, Inc., Arch Coal, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arch Coal, Inc., included in the 2004 Annual Report to Shareholders of Arch Coal, Inc.

We also consent to the incorporation by reference in (1) the Registration Statement (Form S-3 No. 333-120781) of Arch Coal, Inc. and in the related Prospectus, (2) the Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus, (3) the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus, (4) the Registration Statement (Form S-8 No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, and (5) the Registration Statement (Form S-8 No. 333-112537) pertaining to the Arch Coal, Inc. Retirement Account Plan, of our reports dated February 23, 2005, with respect to the consolidated financial statements of Arch Coal, Inc., Arch Coal, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arch Coal, Inc., included in the 2004 Annual Report to Shareholders of Arch Coal, Inc.

Our audits also included the financial statement schedule of Arch Coal, Inc. listed in Item 15(a). This schedule is the responsibility of Arch Coal Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                               /S/ ERNST & YOUNG LLP


St. Louis, Missouri
March 7, 2005